LIST OF SUBSIDIARIES
                                                       Jurisdiction of
          Name                                         Incorporation
          ------------------------------------------   ---------------

          Gandalf Australia Pty. Limited               Australia
          Unit 17
          390-392 Eastern Valley Way
          East Roseville, NSW
          2083 Australia

          Gandalf Canada Ltd.                          Ontario, Canada
          130 Colonnade Road South
          Nepean, Ontario
          Canada K2E 7M4

          Gandalf Digital Communications Limited       United Kingdom
          19 Kingsland Grange
          Woolston, Warrington
          Cheshire,  WA1 4RW
          England

          Gandalf Systems Corporation                  Delaware, U.S.A.
          9 North Olney Avenue
          Cherry Hill, New Jersey
          08003 USA

          Gandalf International Limited                United Kingdom
          Coworth Park House
          Coworth Park
          Ascot, Berkshire
          SL5 7SL

          Gandalf Nederland B.V.                       Holland
          Kruisweg 609
          2132 NA Hoofddorp
          Postbus 3084
          2130 KB Hoofddorp

          Gandalf S.A.                                 France
          16, Burospace
          route de Gisy
          91572 Bievres Cedex
          France

                                                       Jurisdiction of
          Name                                         Incorporation
          ------------------------------------------   ---------------

          Gandalf Systems Belgium N.V.                 Belgium
          Koningin Fabiolalaan 25
          1810 Wemmel, Belgium

          Infotron Puerto Rico, Inc.                   Delaware, United States
          9 North Olney
          Cherry Hill, New Jersey
          08003 USA

          T3-Inc.                                      Delaware, United States
          200 Fairbrook Drive
          Suite 202
          Herndon, VA
          22070 USA

          Infotron Belgium N.V.                        Belgium
          Konigin Fabiolalaan 25
          1810 Wemmel, Belgium

          Infotron Singapore Pte. Ltd.                 Singapore
          Telescience (Singapore) Pte. Ltd.
          126 Joo Seng Road
          #09-04 Gold Pine Industrial Building
          Singapore 1336

          Infotron Systems Foreign Sales Corporation   Virgin Islands
          No. 24-25 Kongensgade
          Charlotte Amalie
          St Thomas, Virgin Islands
          00801 USA

          Infotron Systems Worldwide Inc.              Delaware, United States
          103 Springer Building
          3411 Silver Road
          Wilmington, Delaware
          19810 USA

          Infotron Systems Italia, S.r.l.              Italy
          Via Del Grana, Di Nervi, 42
          00142 Roma, Italy

          Infotron Systems Limited                     England
          Systems House
          Poundbury Road
          Dorchester, England

                                                       Jurisdiction of
          Name                                         Incorporation
          ------------------------------------------   ---------------

          Infotron France S.A.R.L.                     France
          58 rue Jean Bleuzen
          92178 Vances Cedex
          France

          Infotron Systems France S.A.                 France
          58 rue Jean Bleuzen
          92178 Vances Cedex
          France

          Infotron Systems Sweden A.B.                 Sweden
          Nytorpsvagen 7
          S-183 63 TABY
          Sweden





         REPORT DATE:  JUNE 2, 1994